              AGREEMENT AND PLAN OF MERGER AND CHARTER CONVERSION
                            AS AMENDED AND RESTATED

          This AGREEMENT AND PLAN OF MERGER AND MERGER CHARTER CONVERSION (the "Agreement"), dated as of April 25, 1996 among CAYUGA SAVINGS BANK ("CSB"), an existing New York state-chartered stock form savings bank, IROQUOIS BANCORP, INC. ("IROQUOIS"), a New York corporation of which CSB is a wholly-owned subsidiary, and CAYUGA BANK, a bank and trust company formed under the laws of the State of New York as a subsidiary of Iroquois for the primary purpose of becoming the successor to CSB upon the merger of CSB with and into Cayuga Bank (the "Merger"). The merger and related transactions provided for by the terms and conditions in this Agreement constitute the conversion of the CSB savings bank charter to that of a bank and trust company with commercial banking powers (the "Conversion").

                                   BACKGROUND

          The parties are entering into this Agreement in order to set forth the terms and conditions of the Conversion by which CSB will convert its charter from that of a savings bank under Article VI of the New York State Banking Law (the "Banking Law") to a bank and trust company with commercial banking powers under Article III of the Banking Law. The result of the Conversion will be that, as of the Effective Time (as defined in Article V below), (a) all assets and property of CSB, including but not limited to any subsidiary, branch offices, and electronic banking facilities, real, personal and mixed property, tangible and intangible, and all interests of CSB at such time shall become the property and interests of Cayuga Bank, (b) all of the issued and outstanding shares of capital stock of Cayuga Bank will be held solely by Iroquois, (c) Cayuga Bank shall conduct the business of commercial banking, including to the fullest extent permitted by law, all business heretofore conducted by CSB, and (d) Iroquois will be a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA") under the jurisdiction of the Federal Reserve Board ("FRB"). The Conversion is to be accomplished through the following steps:

        (1) the formation of a New York state-chartered bank and trust company, Cayuga Bank, which will be wholly-owned by Iroquois;

        (2) the merger (the "Merger") of CSB with and into Cayuga Bank, with Cayuga Bank as the receiving and surviving corporation;
        (3) pursuant to the Merger, and by operation of law,
                (a) the surrender of the organization certificate of CSB to the New York State Banking Department and the cancellation thereof, and
                (b) the cancellation of all of the issued and outstanding shares of CSB common stock held by Iroquois; and
        (4) the registration of Iroquois with the FRB as a bank holding company and deregistration with the Office of Thrift Supervision (the "OTS") as a thrift holding company.

        The foregoing Merger is intended to constitute a tax-free exchange under the Internal Revenue Code of 1986, as amended. The parties, intending to be legally bound hereby, agree as follows:

ARTICLE I.  MERGER OF CSB WITH AND INTO CAYUGA BANK AND RELATED MATTERS.

          1.1 THE MERGER.   At the Effective Time, CSB shall be merged with and
into Cayuga Bank, which shall be the receiving and surviving corporation, pursuant to the Merger, and the separate existence and charter of CSB shall cease. The Merger shall be pursuant to the provisions of, and shall have the effect provided in, Sections 600, 601 and 602 of the Banking Law. At the Effective Time, all assets and property of CSB and Cayuga Bank (including, but not limited to the wholly-owned subsidiary of CSB, Cayuga Financial Services, Inc., the CSB branch offices (the "Branches") and CSB electronic banking facilities at locations other than the Branches ("ATMs") which Branches and ATMs are identified on Schedule A attached hereto and made a part hereof, and all other real, personal and mixed property, tangible and intangible, and interests then owned by Cayuga Bank or CSB, or which would inure to either of them) shall immediately, by operation of law and without any conveyance, transfer or further action, become the property of Cayuga Bank. Commencing as of the Effective Time and continuing thereafter, Cayuga Bank shall be deemed to be a continuation of both Cayuga Bank and CSB. All rights and obligations of CSB shall, to the fullest extent permitted by law, remain unimpaired and Cayuga Bank shall, at the Effective Time, succeed to all those rights and obligations.

          1.2 CONTINUED EXISTENCE OF CAYUGA BANK.   Following the Merger, the
existence of Cayuga Bank shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities, powers and franchises, and subject to all the duties and liabilities, of a bank and trust company organized under
Article III of the Banking Law. The Organization Certificate and By-laws of Cayuga Bank, as in effect immediately prior to the Merger, shall continue in full force and effect following the Merger until amended or repealed. Cayuga Bank's name shall not be changed by reason of the Merger. Deposit accounts formerly insured as CSB accounts shall continue to be insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") as Cayuga Bank accounts. Cayuga Bank shall continue as the sole shareholder of Cayuga Financial Services, Inc., which is the wholly-owned subsidiary of CSB.

          1.3 CONTINUED BUSINESS OF CAYUGA BANK.   From and after the Effective
Time, and subject to the actions of the Board of Directors and officers of Cayuga Bank, the business currently conducted by CSB shall continue to be conducted by it at the same principal office, Branches, ATMs and other places of business, as a subsidiary of Iroquois, and the directors and officers of CSB immediately prior to the Effective Time shall continue in their respective positions as the directors and officers of Cayuga Bank immediately following the Effective Time, with, in the case of directors, the same terms and classes. It is the parties' intention that there be continuity of management and of the operation of CSB's business to the fullest extent permitted by law.

          1.4 FURTHER ASSURANCES.   CSB and Cayuga Bank each agree that at any
time, or from time to time, as and when requested by Cayuga Bank, by its successors or assigns, or by Iroquois, CSB shall execute and deliver, or cause to be executed and delivered, in its name by its last acting officers or by the corresponding officers of Cayuga Bank (CSB hereby authorizing such officers so to act in its name), all such conveyances, assignments, transfers, deeds and other instruments, and shall take or cause to be taken such further or other action as Cayuga Bank, its successors or assigns, or Iroquois as its sole shareholder may deem necessary or desirable in order to carry out the vesting, perfecting, confirming, assignment or other transfer of the interests, assets, property, privileges, powers, immunities, franchises and other rights referred to in Article I, or otherwise to carry out the intent and purpose of this Agreement.

ARTICLE II.  CONVERSION OF CHARTER.
        2.1 The terms and conditions of the Merger and Conversion shall be as follows:

                2.1.1 CSB RESTATED ORGANIZATION CERTIFICATE. At the Effective Time, the Restated Organization Certificate of CSB shall be surrendered to the Banking Department and shall be surrendered, and thereafter, shall be of no further force and effect.

                2.1.2 CAYUGA BANK ORGANIZATION CERTIFICATE. From and after the Effective Time, all powers of CSB and Cayuga Bank vested in Cayuga Bank as the surviving entity in the Merger shall be those authorized by the Organization Certificate of Cayuga Bank.

                2.1.3 CSB STOCK. At the Effective Time, all shares of CSB common stock held by Iroquois immediately prior to the Effective Time shall be canceled and shall no longer be deemed to be issued or outstanding for any purpose.

                2.1.4 CAYUGA BANK COMMON STOCK. From and after the Effective Time, all rights and obligations of CSB and Cayuga Bank vested in Cayuga Bank as the surviving entity in the Merger shall be represented by the shares of Cayuga Bank held by Iroquois.

                2.1.5 EMPLOYEE AGREEMENTS AND BENEFIT PLANS. At the Effective Time, Cayuga Bank shall assume all the rights and obligations of CSB under any and all employment agreements and employee benefit plans, programs or arrangements to which CSB is a party or in which CSB participates as a subsidiary of Iroquois.

                2.1.6 PENDING JUDICIAL PROCEEDINGS.
                (a) From and after the Effective Time, any pending action or other judicial proceeding to which CSB is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted or defended, in the same manner as if the Merger had not been made, by Cayuga Bank as the substituted party to such action in place of CSB, and any judgment, order, or decree rendered may be rendered for or against Cayuga Bank and Cayuga Bank may enter into any settlement with respect to any such action or proceeding as it deems desirable or appropriate in its sole discretion.

                2.1.7 BANK HOLDING COMPANY STATUS OF IROQUOIS. At the Effective Time, Iroquois shall be approved as a bank holding company pursuant the BHCA authorized to own and manage its subsidiaries, including Cayuga Bank and any other subsidiary then owned by Iroquois. From and after the Effective Time, Iroquois shall be a bank holding company subject to the jurisdiction of the FRB and all applicable laws, rules and regulations.

ARTICLE III.  CONDITIONS.

          3.1 The obligations of CSB, Cayuga Bank and Iroquois to effect the Merger and otherwise consummate the transactions contemplated by this Agreement shall be subject to satisfaction of each of the following conditions at or prior to the Effective Time of the Conversion:

          3.1.1 BOARD APPROVAL. At or prior to the Effective Time, the respective Boards of Directors of CSB, Cayuga Bank and Iroquois shall each have duly authorized this Agreement and executed and delivered this Agreement to each other, and such authorizations shall not have been revoked or modified at the Effective Time.

          3.1.2 STOCKHOLDER APPROVAL. At or prior to the Effective Time, Iroquois as sole shareholder of CSB and Cayuga Bank shall have approved the Merger with respect to each of CSB and Cayuga Bank.

          3.1.3 APPROVALS; CONSENTS. All approvals and consents as may be required of the Banking Board or the Superintendent of Banks of the State of New York, the FDIC, the FRB, the OTS and any other governmental agency having jurisdiction, and other persons that are, in the opinion of counsel for CSB, Cayuga Bank and Iroquois required for the lawful consummation of the Merger and for the registration of Iroquois as a bank holding company under the jurisdiction of the FRB and deregistration of Iroquois as a thrift holding company under the jurisdiction of the OTS, as contemplated by this Agreement, shall have been obtained and shall not have been revoked at the Effective Time.

          3.1.6 TAX STATUS. CSB, Cayuga Bank and Iroquois shall have received either a ruling from the Internal Revenue Service or an opinion of its independent auditors or counsel, satisfactory to the parties, substantially to the effect that for federal income tax purposes the Merger constitutes a tax free reorganization; provided, however, that in the event the parties do not obtain a ruling or an opinion of counsel, any other opinion of counsel with respect to such Merger as may be required for consummation of the Conversion may be qualified with respect to tax status of the transaction.

ARTICLE IV.  TERMINATION; EXPENSES.

          4.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (whether before or after any approval by the respective boards of directors, Iroquois as sole shareholder of CSB and Cayuga Bank or regulatory agency),

              (a) at the option of the Board of Directors of any of CSB, Cayuga Bank or Iroquois if any one or more of the conditions to the obligations of any of them under this Agreement shall not have been satisfied and shall not be waived at or prior to the Effective Time, or

              (b) at the option of the Board of Directors of Iroquois for any reason.
This Agreement also may be terminated at any time prior to the Effective Time by the mutual consent of the Boards of Directors all of the parties.

          4.2 NO FURTHER LIABILITY. In the event of the termination of this Agreement pursuant to this Article IV, this Agreement shall be void and of no further force or effect, and there shall be no further liability or obligation of any nature on the part of any of the parties or their respective directors, officers, employees or stockholders, by reason of this Agreement or the termination of this Agreement.

          4.3 COSTS AND EXPENSES. Each party shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.

ARTICLE V. EFFECTIVE TIME OF MERGER AND CONVERSION.

          The "Effective Time" for all purposes of this Agreement shall be the later of (a) the date designated by CSB and Cayuga Bank to the Superintendent of Banks of the State of New York (the "Superintendent") as the date on which the Merger shall be effective or (b) the date on which the Superintendent files this Agreement pursuant to Section 601-b(1) of the New York Banking Law.

ARTICLE VI. MISCELLANEOUS.

          6.1 WAIVER, AMENDMENT. Any of the terms or conditions of this Agreement that legally may be waived may be waived at any time by any party which is, or the stockholder of which is, entitled to the benefit of such terms or conditions. Any of such terms or conditions may be amended in whole or in part at any time, to the extent not prohibited by applicable law, rules and regulations, by an agreement in writing, executed in the same manner as this Agreement.

          6.2 COUNTERPARTS. This Agreement may be executed by the parties in any number of separate counterparts, each of which shall be an original, but such counterparts together shall constitute but one and the same instrument.

          6.3 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

          6.4 EXECUTION BY CAYUGA BANK. CSB and Iroquois acknowledge that, as of the date of this Agreement, Cayuga Bank may not have received its charter from the Superintendent and therefore would not have the legal capacity to execute and deliver this Agreement. If so, Iroquois agrees to cause Cayuga Bank to execute and deliver this Agreement promptly following the issuance of the organization certificate by the Superintendent. CSB and Iroquois agree to be bound by this Agreement prior to and following such execution and delivery by Cayuga Bank.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CAYUGA SAVINGS BANK

by:   /s/ Richard D. Callahan
-------------------------------------
      Richard D. Callahan


IROQUOIS BANCORP, INC.

by     /s/ Richard D. Callahan
-------------------------------------
       Richard D. Callahan


CAYUGA BANK

by    /s/ Richard D. Callahan
-------------------------------------
      Richard D. Callahan

                                  SCHEDULE A
                        LOCATION OF BANKING FACILITIES


                              CAYUGA SAVINGS BANK

                                BRANCH OFFICES


Main Office                         1935 East Shore Drive
115 Genesee Street                  Lansing Plaza, (Unincorporated Area)
Auburn, Cayuga County, NY 13021     Town of Lansing, Tompkins County, NY 14882
Owned                               Leased - expires 12/31/97


268 Grant Avenue                    8330 Harwood Drive,
Auburn, Cayuga County, NY 13021     (Unincorporated Area)
Owned                               Town of Sandy Creek, Oswego County, NY 13083
                                    Owned


Drive-In Office                     31-33 Main Street
State Street & Loop Road            Moravia, Cayuga County, NY 13118
Auburn, Cayuga County, NY  13021    Owned
Owned


351 West Genesee Street             9015 North Seneca Street
Auburn, Cayuga County, NY 13021     Weedsport, Cayuga County, NY 13166
Owned                               Owned

                   ----------------------------------------

              ELECTRONIC FACILITIES NOT LOCATED AT A BRANCH OFFICE

                               ATM's located at:

Cayuga County Community College     Auburn Memorial Hospital
Franklin Street                     17 Lansing Street
Auburn, Cayuga County, NY 13021     Auburn, Cayuga County, NY 13021